DEFINITIVE AGREEMENT


               This Definitive Agreement ("Definitive Agreement") is entered into as of the 3rd day of January, 2006, by and among TRANS ENERGY, INC., a Nevada corporation, with its principal place of business at 210 Second Street, St. Marys, West Virginia 26170 ("Seller"); PRIMA OIL COMPANY, INC., a Delaware corporation, with their principal place of business at 210 Second Street, St. Marys, West Virginia 26170 (the "Credit Facilitator"); CLARENCE E. SMITH and REBECCA L. SMITH, of P. O. Box 432, St. Marys, West Virginia 26170 ("Purchasers"); ARVILLA OILFIELD SERVICES, LLC, a West Virginia limited liability company ("AOS"); and ARVILLA PIPELINE CONSTRUCTION CO., INC., a West Virginia corporation whose stock is wholly owned by Purchasers ("APC").

                              W I T N E S S E T H:

               WHEREAS, Purchasers are the holders of 1,042,821 shares of the capital common stock of Seller (the "Purchasers' Shares") acquired in connection with the merger of Arvilla, Inc., a Nevada corporation, with Trans Energy Acquisitions, Inc., a Nevada corporation, on January 31, 2005 (the "Merger");

               WHEREAS, as a result of the Merger, Seller became and remains the sole stockholder of Arvilla, Inc., which is in turn the sole corporate member of AOS;

               WHEREAS, Purchaser desires to acquire 100% of the membership interests in AOS from Seller; and

               WHEREAS, Seller desires to reacquire fifty percent (50%) of the Purchasers' Shares, or 521,411 shares (the "Reacquired Shares"), from Purchaser.

               NOW,  THEREFORE,  in  consideration  of the  premises  and of the mutual covenants and agreements contained herein, together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                          Article 1. Purchase and Sale

               1.1 Purchase and Sale of All Membership Interests in AOS. Subject to the terms and conditions of this Definitive Agreement, on the date hereof, Seller agrees to cause its wholly owned subsidiary, Arvilla, Inc., to sell and convey to Purchasers, free and clear of all encumbrances, and Purchasers agree to purchase and accept from Seller one hundred percent (100%) of the outstanding membership interests in AOS.

               1.2 Purchase and Sale of Shares. Subject to the terms and conditions of this Definitive Agreement, on the date hereof, Purchasers agree to sell and convey to Seller, free and clear of all encumbrances, and Seller agrees to purchase and accept from Purchasers the Reacquired Shares.

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               1.3 Assignment of the Five Wells.

                    1.3.1 Subject to the terms and conditions of this Definitive Agreement, on the date hereof, Purchasers agree to sell and convey to Seller, free and clear of all encumbrances, except for Permitted Encumbrances, and Seller agrees to purchase and accept from Purchasers all of Purchasers' interest in and to those certain oil and gas wells located in Tyler County, West Virginia and known as the Estlack #1, Nolan #2, Nolan #3, Nolan #4 and Nolan #5 Wells (collectively, the "Five Wells"), all as more particularly set forth and described in that certain assignment attached hereto and made a part hereof as
Exhibit 1.3.1 (the "Five Wells Assignment").

                    1.3.2 Notwithstanding the foregoing, Purchasers shall deposit the original executed Five Wells Assignment in escrow pending Seller's payment in full of the AOS Promissory Note and the APC Promissory Note, as such terms are defined in paragraph 1.4 below. Until such time as the AOS Promissory Note and the APC Promissory Note are satisfied in full, Purchasers shall retain for their own account all of the income derived from the Five Wells, and shall bear full and complete responsibility to make the debt service payments related to said Five Wells. Upon Seller's full satisfaction of the AOS Promissory Note and the APC Promissory Note, (a) the Five Wells Assignment shall be released from escrow to Trans Energy, (b) Trans Energy shall assume primary responsibility for all outstanding debt secured by the Five Wells, and (c) Purchasers shall be released from any responsibility for said outstanding debt.

               1.4 Additional Consideration. In addition to the exchange of the membership interests in AOS for the Reacquired Shares and the Five Wells Assignment, the parties will also exchange the following as additional consideration with respect to exchanges described in paragraphs 1.1, 1.2 and 1.3 hereof (the "Additional Consideration"). The deferred portion of the Additional Consideration shall be represented by the promissory notes described in subparagraphs 1.4.1 and 1.4.2 below, and shall be secured by a first lien position in certain collateral owned by Credit Facilitator, as more particularly described and set forth on Schedule 1.4.

                    1.4.1   Seller,   together   with  any  of  its   subsidiary
corporations or affiliated entities ("Seller's Affiliated Entities"), shall execute a promissory note ("AOS Promissory Note") in favor of AOS in the principal amount of Five Hundred Thousand Dollars and No Cents ($500,000.00), bearing interest from January 1, 2006 at an annual stated rate of interest equal to Wall Street Journal plus one percent (1%), adjusted monthly on the twenty-eighth (28th) day of each calendar month; said AOS Promissory Note shall be payable in equal monthly installments of Forty Thousand Dollars ($40,000.00) plus ten percent (10%) of the gross proceeds from any capital raise conducted by Trans Energy during the term thereof until such time as the entire outstanding principal balance, together with all interest accrued thereon, is paid in full, in substantially the same form as attached hereto as Exhibit 1.4.1.

                    1.4.2   Seller,   together   with  any  of  its   subsidiary
corporations or affiliated entities ("Seller's Affiliated Entities"), shall execute a promissory note ("APC Promissory Note") in favor of APC, in the total amount of Two Hundred Sixty-Three Thousand Dollars and No Cents ($263,000.00), bearing interest from January 1, 2006 at an annual stated rate of interest equal to Wall Street Journal plus one percent (1%), adjusted monthly on the twenty-eighth (28th) day


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

of each calendar month; said APC Promissory Note shall payable as follows: the entire outstanding principal balance, together with all interest accrued thereon, shall be paid in full on or before December 31, 2006, in substantially the same form as is attached hereto as Exhibit 1.4.2.

                    1.4.3 The AOS Promissory Note and the APC Promissory Note shall each be cross collateralized by a first priority Leasehold Deed of Trust, Fixture Filing, Security Agreement and Financing Statement from the Credit Facilitator, for the oil and gas lease of the Lyons property, together with the oil and gas wells now or hereafter situate thereon, all as more particularly described and set forth in that certain assignment attached hereto as Exhibit 1.4.3(B) (collectively, the "Lyons Lease"), in the form attached hereto as
Exhibit 1.4.3(B) and made a part hereof (the "Lyons Leasehold Deed of Trust").

                    1.4.4 In the event any payment due under the AOS Promissory Note and the APC Promissory Note is not made when due, Purchasers may, at their sole discretion, declare all of the remainder of the outstanding principal balances, together with all interest accrued thereon the AOS Promissory Note and the APC Promissory Note presently and immediately due and collectible. In addition, Purchasers, AOS and APC may pursue any and all legal and equitable remedies available to them, including enforcement of their rights under that certain Escrow Agreement more particularly described and set forth in paragraph
1.5 below. Any failure to exercise this option shall not constitute a waiver of the right to exercise the same at any time in the future.

                    1.4.5 Seller shall declare and pay, subject to applicable withholdings for federal and state income taxes, FICA and Medicare Tax, a one-time bonus to Clarence E. Smith equal to the annual compensation determined by its auditors, H-J and Associates, CPAs, as reasonable compensation for his services as its Chief Executive Officer. Notwithstanding the foregoing, the net amount of such bonus shall be retained by Seller for its own account.

                    1.4.6 Seller shall cause AOS to declare and pay, subject to applicable withholdings for federal and state income taxes, FICA and Medicare Tax, a one-time bonus to Rebecca L. Smith equal to the annual compensation determined by its auditors, H-J and Associates, CPAs, as reasonable compensation for her services as its Chief Executive Officer. Notwithstanding the foregoing, the net amount of such bonus shall be retained by Seller for its own account.

                    1.4.7 Upon closing the transactions contemplated by this Definitive Agreement, Clarence E. Smith shall resign as Chief Executive Officer of Trans Energy, Inc. and shall deliver an executed letter of resignation in the form attached hereto as Exhibit 1.4.6.

               1.5 Escrow Agreement. Seller, the Credit Facilitators, the Purchasers, AOS APC and William Powell, Esq., of 601 Avery Street, Parkersburg, West Virginia 26101, (the "Escrow Agent") shall enter into an Escrow Agreement for the purpose of delivering the AOS Promissory Note, the APC Promissory Note, the Lyons Leasehold Deed of Trust, as well as all other agreements, instruments, certificates, approvals and other documents necessary or convenient to consummate the transactions contemplated herein (the "Transaction Documents") to the Escrow Agent pending the receipt of a fairness opinion and the satisfaction of certain other conditions set forth therein (the "Escrow Agreement").

            Article 2. Representations and Warranties of Purchasers

               2.1  Representations  and  Warranties  of  the  Purchasers.   The
Purchasers represent and warrant to Seller:


                    2.1.1 Title to Shares. Purchasers have good, indefeasible and marketable title to the Reacquired Shares and own the same free and clear of any encumbrance.

                    2.1.2 No Broker or Finder's Fee. Negotiations relative to this Definitive Agreement and the transactions contemplated hereby have been carried on by the parties hereto without the intervention of any person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payments.

                    2.1.3 Definitive Agreement Will Not Cause Breach or Violation. The execution, delivery and performance of this Definitive Agreement by Purchasers will not violate the provisions of, or constitute a breach or default whether upon lapse of time and/or the occurrence of any act or event or otherwise under (a) any law, statute, rule or regulation to which Purchasers are subject, or (b) any commitment, contract or agreement to which Purchasers, or either of them, are a party, if, in each case, such a violation, breach or default would be reasonably likely to prevent, or materially delay or materially impair the ability of Purchasers to consummate the transactions contemplated by this Definitive Agreement.

                    2.1.4 Closing Certificate. At the Closing the Purchasers shall deliver a certificate executed by both of them to the effect that all of the representations and warranties made herein are true as of the date of the Closing.

   Article 3. Representations and Warranties of Seller and Credit Facilitator

               3.1 Representations and Warranties of the Seller and Credit Facilitator. The Seller and the Credit Facilitator each represent and warrant to
Purchasers:

                    3.1.1 Organization, Standing and Qualification of Seller and Credit Facilitator. Seller and Credit Facilitator are each duly organized, validly existing, and in good standing under the laws of their respective States or Commonwealths of incorporation, they are each qualified to do business in each and every respective state or commonwealth in which they do business, and they have all necessary powers to own their own respective properties and to carry on their own respective businesses, and to execute, deliver and perform this Definitive Agreement and consummate the transactions contemplated hereby.

                    3.1.2 Definitive Agreement Will Not Cause Breach or Violation. The execution, delivery and performance of this Definitive Agreement by Seller and Credit Facilitator will not violate the provisions of, or constitute a breach or default whether upon lapse of time and/or the occurrence of any act or event or otherwise under (a) the corporate charter or bylaws of Seller or Credit Facilitator, (b) any law, statute, rule or regulation to which Seller or Credit Facilitator is subject, or (c) any commitment, contract or agreement to which Seller or Credit Facilitator are parties, if, in each case, such a violation,


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

breach or default would be reasonably likely to prevent, or materially delay or materially impair the ability of Seller or Credit Facilitator to consummate the transactions contemplated by this Definitive Agreement.

                    3.1.3 Authority and Consent. The execution, delivery and performance of this Definitive Agreement by Seller and Credit Facilitator, and all instruments and agreements to be executed by them at Closing, have been duly and validly authorized by the boards of directors of Seller and Credit Facilitator and by all other necessary corporate action on the part of Seller and Credit Facilitator. This Definitive Agreement constitutes the legal, valid and binding obligation of Seller and Credit Facilitator, enforceable against Seller and Credit Facilitator in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

                    3.1.4 Third Party Consents. As of the Escrow Closing, Seller and Credit Facilitator will have obtained all consents, authorizations, licenses, permits and/or regulatory approvals of any governmental entity or any other person necessary for the consummation of the transactions contemplated hereby, including any necessary consent, authorization or approval of any creditors of Seller and Credit Facilitator whose consent is necessary.

                    3.1.5 Secretary's Certificate. At the Escrow Closing the Seller and the Credit Facilitator shall deliver a certificate executed by their respective corporate Secretary's to the effect that all of the representations and warranties made herein are true as of the date of the Closing.

                    3.1.6 Title to Collateral. Credit Facilitator has good and marketable title, free of all liens and encumbrances, to the Lyons Lease, except for such permitted encumbrances as set forth and described on Schedule 3.1.6 hereof.

                  Article 4. Additional Definitive Agreements

               4.1 Resignations. Upon the execution and delivery of this Definitive Agreement, Purchasers agree to resign any and all positions they hold as an employee, officer or director of any subsidiaries of Seller. Further, Purchasers shall resign as members of the Board of Directors of Seller upon the receipt of a fairness opinion of the transactions contemplated herein.

               4.2 Purchasers Access to Books and Records. Until the AOS Promissory Note and the APC Promissory Note are paid in full and all obligations of Seller to Purchasers have been fully satisfied, Seller shall provide Purchasers access to the all financial records of Seller and its Affiliated Entities, together with any written financial statements prepared by Seller or its accountants upon written request of Purchasers.

               4.3 Covenant Not to Represent Association of Seller with Purchasers. Following the Closing, neither Seller, Purchasers nor their Affiliated Entities shall represent to any person, firm or corporation that Purchasers are associated in any way with Seller.

               4.4 Survival of Merger Agreement Provisions. The covenants of the Merger Agreement shall continue to remain in full force and effect until all conditions precedent to the Escrow Closing are satisfied.

               4.5 Consent of Huntington National Bank to Sale of AOS. Closing of the transactions contemplated herein is expressly conditioned on the prior written consent of Huntington National Bank to the sale of AOS to Purchasers in accordance with the terms and conditions of the loan documents dated on or about November 19, 2004 between Huntington National Bank, AOS, Clarence E. and Rebecca
L. Smith, together with the approval of all other lenders, if any, having the right to call a loan on transfer of ownership of AOS.

               4.6 Approval of Boards of Directors. Closing of the transactions contemplated herein is expressly conditioned on the approval of the Boards of Directors of each of the Seller and the Credit Facilitator.

               4.7 Fairness Opinion. Closing of the transactions contemplated herein is expressly conditioned on the receipt of a fairness opinion from a law firm, certified public accounting firm, underwriter or broker-dealer possessing qualifications and credentials necessary to offer such an opinion, addressed to each of the parties, stating that the transactions contemplated herein are, in toto, fair to Seller and its shareholders (the "Fairness Opinion"). In the event it is impossible to obtain such a fairness opinion, then the parties shall enter into an irrevocable option in favor of Purchasers to carry out the transaction contemplated herein on the same terms and conditions as set forth in this Definitive Agreement at such time as a fairness opinion can be obtained from a law firm, broker-dealer or certified public accounting firm, with experience in transactions similar in substance to those contemplated herein.

               4.8 Use of Best Efforts. Each of the parties to the transactions contemplated by this Definitive Agreement shall use their best efforts to satisfy all conditions precedent to and to consummate said transactions, including without limitation obtaining all necessary regulatory approvals, approval of their respective Boards of Directors or Members, and the Fairness Opinion.

               4.9 Unaudited Financial Statements; Cooperation With Public Filings. AOS will provide Trans Energy with its unaudited balance sheet as of December 31, 2005 and its unaudited interim income statement for the eleven month period from February 1, 2005 through December 31, 2005, as soon as it is available, and shall furnish such unaudited statements each month thereafter until Escrow Closing. Purchasers and AOS agree to cooperate fully in all manners necessary to the timely filing of the December 31, 2005 10-KSB of Seller; provided, however, the new Chief Executive Officer of Seller shall provide all certifications necessary pursuant to the Sarbanes-Oxley Act. At the Escrow Closing or upon filing all necessary reports with the Securities Exchange Commission relating to the operations of AOS while affiliated with Seller or required in connection with the transactions contemplated herein, whichever is the later to occur, Seller and its Affiliated Entities will remove all software licensed to AOS or APC, including without limitation the I-Commander accounting software, from its computer systems and shall not thereafter use same without obtaining independent licenses.

               4.10 Resignations from AOS. All persons on the payroll of AOS who are not necessary to the operation of AOS, including without limitation William
F. Woodburn, Janet Woodburn, Loren E. Bagley, et al., will resign and be transferred to the payroll and employee benefits of Seller or one of its subsidiaries other than AOS or Arvilla, Inc.

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

               4.11 Purchasers' Salary. AOS shall immediately enter into an employment contract with Rebecca L. Smith to manage AOS at an annual salary equal to the greater of Eighty-five Thousand Dollars ($85,000.00) or the amount established by the CPA Firm auditing the financial statements of Seller as reasonable compensation for said position. Said agreement shall not be terminable by Seller, or any of its subsidiaries, as long as either Clarence or Rebecca Smith are personal guarantors of the promissory note dated on or about November 19, 2004 due from AOS to Huntington National Bank, or any replacement thereof, together with all other debt of AOS personally guaranteed by Clarence and Rebecca Smith.

                          Article 5. Events of Default


               5.1 Financial Events of Default. The following shall constitute a "Financial Event of Default" under the terms of this Definitive Agreement.

                    5.1.1 The failure of Seller to pay the AOS Promissory Note when due.

                    5.1.2 The failure of Seller to pay the APC Promissory Note when due.

               5.2 Non-Financial Events of Default. The failure of the breaching party to cure a material breach of any non-financial covenant, promise or obligation of a party to this Definitive Agreement within ten (10) days of receipt of written notice of such breach from the non-breaching party shall constitute a "Non-Financial Event of Default" hereunder. 5.3 Relationship to Escrow Agreement. An Event of Default by Seller shall entitle the Purchasers to the right to (a) foreclose on its first priority lien on the Lyons Lease, and
(b) to receive an immediate distribution of all the membership interests in AOS. Upon Purchasers, AOS or APC becoming the record title holder of the Lyons Lease by foreclosure, trustee's sale or deed in lieu of foreclosure, Seller shall be entitled to receive a distribution of the Five Wells Assignment and the certificates to the Reacquired Shares.

                 Article 6. Indemnification and Mutual Release

               6.1  Survival.  All  representations,  warranties,  covenants and obligations in this Definitive Agreement, the certificates delivered pursuant to Sections 2.1.4 and 3.1.5 and any other certificate or document delivered pursuant to this Agreement shall survive the Closing and the consummation of the transactions contemplated herein, subject to Section 6.4. The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation conducted with respect to, or any knowledge acquired by a party (or capable of being acquired) at any time, whether before or after the execution and delivery of this Definitive Agreement or the Closing, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.

               6.2 Indemnification and Reimbursement by Seller and Credit Facilitator. Seller and the Credit Facilitator, jointly and severally, will indemnify and hold harmless Purchasers, and their representatives, agents and related persons (collectively, the "Purchasers Indemnified Persons"), and will reimburse the Purchasers Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) or diminution of value, whether or not involving a Third-Party Claim (collectively, "Damages"), arising from or in connection with:

                    6.2.1 any Breach of any representation or warranty made by Seller or Credit Facilitator in (i) this Definitive Agreement (ii) the certificates delivered pursuant to Section 3.1.5 (for this purpose, each such certificate will be deemed to have stated that Seller's and Credit Facilitator's representations and warranties in this Agreement fulfill the requirements of
Section 3.1 as of the Closing Date as if made on the Closing Date, (iii) any transfer instrument or (iv) any other certificate, document, writing or instrument delivered by Seller or Credit Facilitator pursuant to this Agreement;

                    6.2.2 any Breach of any covenant or obligation of Seller or Credit Facilitator in this Agreement or in any other certificate, document, writing or instrument delivered by Seller or Credit Facilitator pursuant to this Agreement;

                    6.2.3 any Damages resulting from or arising out of the relationship of Purchasers to Seller, or its subsidiaries, except for those damages solely attributable to the negligent or intentional acts or omissions of the Purchasers;

                    6.2.4 any brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any Person with Seller or Credit Facilitator (or any person, firm or corporation acting on their behalf) in connection with any of the transactions contemplated herein;

                    6.2.5 any product or component thereof manufactured by or shipped, or any services provided by, Seller, in whole or in part, prior to the Closing; and

                    6.2.6 any noncompliance with fraudulent transfer law in respect of the transactions contemplated herein.

               6.3 Indemnification and Reimbursement by Purchasers. Purchasers will indemnify and hold harmless Seller, and will reimburse Seller, for any damages arising from or in connection with:

                    6.3.1 any Breach of any representation or warranty made by Purchasers in this Agreement or in any certificate, document, writing or instrument delivered by Purchasers pursuant to this Agreement;

                    6.3.2 any Breach of any covenant or obligation of Purchasers in this Agreement or in any other certificate, document, writing or instrument delivered by Purchasers pursuant to this Agreement;

                    6.3.3 any claim by any person, firm or corporation for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person, firm or corporation with Purchasers (or any person, firm or corporation acting on Purchasers' behalf) in connection with any of the transactions contemplated herein; and

                    6.3.4 any noncompliance with fraudulent transfer law in respect of the transactions contemplated herein.

             6.3A Indemnification and Reimbursement by AOS and APC.

                    6.3A.1 AOS will indemnify and hold harmless Seller, and will reimburse Seller, for any damages arising from or in connection with: (a) any product or component thereof manufactured by or shipped, or any services provided by, AOS, in whole or in part, prior to the Closing; and (b) any noncompliance with fraudulent transfer law in respect of the transactions contemplated herein.

                    6.3A.2 APC will indemnify and hold harmless Seller, and will reimburse Seller, for any damages arising from or in connection with: (a) any product or component thereof manufactured by or shipped, or any services provided by, APC, in whole or in part, prior to the Closing; and (b) any noncompliance with fraudulent transfer law in respect of the transactions contemplated herein.

               6.4 Time Limitations.

                    6.4.1 If the Closing occurs, Seller and Credit Facilitator will have liability (for indemnification or otherwise) with respect to any Breach of (i) a covenant or obligation to be performed or complied with subsequent to the Closing (other than those in Sections 4.3 and 4.4, as to which a claim may be made at any time) or (ii) a representation or warranty (other than those in Section 3.1.6, as to which a claim may be made at any time), only if on or before December 31, 2007, Purchasers notify Seller or Credit Facilitator of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by Purchasers.

                    6.4.2 If the Closing occurs, Purchasers will have liability (for indemnification or otherwise) with respect to any Breach of (i) a covenant or obligation to be performed or complied with prior to the Closing Date or (ii) a representation or warranty (other than that set forth in Section 2.1.4, as to which a claim may be made at any time), only if on or before December 31, 2007, Seller or Credit Facilitator notify Purchasers of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by Seller or Credit Facilitator.

               6.5 [INTENTIONALLY OMITTED]

               6.6 Third Party Claims. For purposes of this Section 6.6 the term "Third Party Claim" shall mean any claim against any Indemnified Person by a Third Party, whether or not involving a proceeding

                    6.6.1 Promptly after receipt by a person, firm or corporation entitled to indemnity under Section 6.2, 6.3, 6.3A (to the extent provided in the Section 6.3.3) or 6.4 (an "Indemnified Person") of notice of the assertion of a Third-Party Claim against it, such Indemnified Person shall give notice to the person, firm or corporation obligated to indemnify under such Section (an "Indemnifying Person") of the assertion of such Third-Party Claim, provided that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person's failure to give such notice.

                    6.6.2 If an Indemnified Person gives notice to the Indemnifying Person pursuant to Section 6.6.1 of the assertion of a Third-Party Claim, the Indemnifying Person shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless (i) the Indemnifying Person is also a Person against whom the Third-Party Claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate or (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and provide indemnification with respect to such Third-Party Claim), to assume the defense of such Third-Party Claim with counsel satisfactory to the Indemnified Person. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Article 6 for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation. If the Indemnifying Person assumes the defense of a Third-Party Claim, (i) such assumption will conclusively establish for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification, and (ii) no compromise or settlement of such Third-Party Claims may be effected by the Indemnifying Person without the Indemnified Person's Consent unless (A) there is no finding or admission of any violation of a legal requirement or any violation of the rights of any person, firm or corporation; (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (C) the Indemnified Person shall have no liability with respect to any compromise or settlement of such Third-Party Claims effected without its consent. If notice is given to an Indemnifying Person of the assertion of any Third-Party Claim and the Indemnifying Person does not, within ten (10) days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person.

                    6.6.3 [INTENTIONALLY LEFT BLANK]

                    6.6.4 Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it or its related persons, firms or corporations other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such Third-Party Claim, but the Indemnifying Person will not be bound by any determination of any Third-Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                    6.6.5 Notwithstanding the provisions of any jurisdiction and venue provision herein, Seller and each Credit Facilitator hereby consent to the nonexclusive jurisdiction of any court in which a proceeding in respect of a Third-Party Claim is brought against any Purchasers Indemnified Person for purposes of any claim that a Purchasers Indemnified Person may have under this Definitive Agreement with respect to such Proceeding or the matters alleged therein and agree that process may be served on Seller and Credit Facilitators with respect to such a claim anywhere in the world.

                    6.6.6 With respect to any Third-Party Claim subject to indemnification under this Article 6: (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other person, firm or corporation fully informed of the status of such Third-Party Claim and any related legal proceedings at all stages thereof where such person, firm or corporation is not represented by its own counsel, and (ii) the parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

               6.7 Other Claims. A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought and shall be paid promptly after such notice.

               6.8 Mutual Releases. At the Escrow Closing, Seller, together with all of its subsidiaries, and Purchasers will deliver to each other mutual releases of all claims, however arising, up to the time of the Escrow Closing in the form attached hereto as Exhibit 6.8.

                          Article 7. Other Provisions

               7.1 Survival of Representations, Warranties and Covenants. All representations and warranties made by the parties hereto shall survive the transfer of shares of stock and the payment of consideration therefore.

               7.2 Entirety. This Definitive Agreement embodies the entire agreement among the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superceded in their entirety.

               7.3 Notices and Waivers. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by certified mail to the addresses set forth above.

               7.4 Captions. The captions contained in this Definitive Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section or paragraph hereof.

               7.5 Successors and Assigns. This Definitive Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

               7.6 Severability. If any term, provision, covenant or restriction of this Definitive Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

               7.7 Applicable Law. This Definitive Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of West Virginia.

               7.8 Closing. The transactions contemplated by this Definitive Agreement will close in escrow on Tuesday, January 3, 2006 at the offices of AOS at a mutually agreeable time (hereinabove referred to as the "Closing"). The final closing shall be held in accordance with the terms of the Escrow Agreement (hereinabove referred to as the "Escrow Closing").

               IN WITNESS  WHEREOF,  the parties have executed  this  Definitive
Agreement:

                                              PURCHASERS:

                                              /s/ Clarence E. Smioth
                                              ----------------------------------
                                              (Clarence E. Smith)

                                              /s/ Rebecca L. Smith
                                              ----------------------------------
                                              (Rebecca L. Smith)


                                              SELLER:

                                              Trans Energy, Inc.


Attest:  ___________________________          By: _____________________________
         Its:     Secretary                           Its:     Vice President


                                              CREDIT FACILITATOR:

                                              Prima Oil Company, Inc.


Attest:  ___________________________          By: _____________________________
         Its:     Secretary                           Its:     President

                                         APC:

                                         Arvilla Pipeline Construction Co., Inc.


Attest:  ___________________________     By: _____________________________
         Its:     Secretary                  Its:     President


                                         AOS:

                                         By:  Arvilla, Inc.,
                                              its sole corporate member


Attest:  ___________________________     By: _____________________________
         Its:     Secretary                  Its:     President